UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 27, 2019

CONSOL COAL RESOURCES LP

(Exact name of registrant as specified in its charter)

Delaware	001-37456	47-3445032
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1000 CONSOL Energy Drive, Suite 100

Canonsburg, Pennsylvania 15317

(Address of principal executive offices)

(Zip code)

Registrant’s telephone number, including area code: (724) 416-8300

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Units representing limited partner interests	CCR	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Chief Financial Officer and Director

On December 27, 2019 David M. Khani, who has been serving as the Chief Financial Officer and as a director of CONSOL Coal Resources GP LLC (the “General Partner”), the general partner of CONSOL Coal Resources LP (“CCR” and, collectively with the General Partner, the “Company”), notified the Company of his intent to resign from his role as the Chief Financial Officer and director of the General Partner, effective as of December 31, 2019. His resignation is not the result of a disagreement or conflict with the Company or CONSOL Energy Inc. (“CEIX”), the sole stockholder of the General Partner, or the General Partner’s board of directors (the “Board”). CEIX is currently pursuing a search of an internal and, if necessary, external candidate to fill the chief financial officer position.

Appointment of Director

CEIX appointed Martha A. Wiegand as a director of the General Partner, effective as of January 2, 2020 to fill the vacancy on the Board resulting from Mr. Khani’s resignation. No arrangement or understanding exists between Ms. Wiegand and any other person pursuant to which Ms. Wiegand was selected to be a director of the General Partner. Ms. Wiegand does not have a direct or indirect material interest in any transaction or arrangement in which the Company is a participant.

Appointment of Interim Chief Financial Officer

The Board appointed Mitesh Thakkar as the General Partner’s interim Chief Financial Officer, effective as of January 1, 2020. Mr. Thakkar, age 40, has served as Director of Finance and Investor Relations of both CEIX and CCR since November 2017 and as Director of Finance and Investor Relations of CCR since May 2015. He previously served in various roles in the equity research department of FBR Capital Markets (now part of B. Riley FBR, Inc.) from May 2007 through May 2015 where he provided equity research coverage for companies in the metals and mining sector starting as an intern and moving up to VP, analyst from July 2011 to May 2015. Prior to his work at FBR, he served in various roles at Reliance Engineering Associates (P) Limited from September 2002 through June 2006 moving up to a manager leading project planning and controls for various petrochemical and telecom-related projects. Mr. Thakkar holds a Bachelors of Engineering (Mechanical) degree from the Maharaja Sayajirao University of Baroda and a Masters in Business Administration degree from Texas A&M University.

No arrangement or understanding exists between Mr. Thakkar and any other person pursuant to which Mr. Thakkar was selected to be an executive officer of the General Partner and there is no family relationship between any director, executive officer, or person nominated or chosen by the Company to become a director or executive officer of the General Partner and Mr. Thakkar. Mr. Thakkar does not have a direct or indirect material interest in any transaction or arrangement in which the Company is a participant.

Severance and Change in Control Agreement with Mr. Thakkar

At the same time as his appointment as interim Chief Financial Officer of the General Partner, Mr. Thakkar was also appointed to serve as the interim Chief Financial Officer of CEIX, which is CCR’s sponsor. CCR is a party to an omnibus agreement with CEIX under which CCR reimburses CEIX on a monthly basis for compensation-related expenses (including salary, bonus, incentive compensation and other amounts) attributable to the portion of an executive’s compensation that is allocable to the General Partner. As a result of our 25% undivided interest in the Pennsylvania Mining Complex, we reimburse CEIX for approximately 25% of the total compensation-related expenses (including salary, bonus, incentive compensation and other amounts) incurred by CEIX and attributable to our executive officers’ compensation.

In connection with his appointment as the interim Chief Financial Officer of CEIX, Mr. Thakkar entered into a new severance and double trigger change in control agreement, which became effective on January 3, 2020 (the “CIC Agreement”). The CIC Agreement provides for non-change in control severance exclusively upon a termination of employment with CEIX absent “cause.” The amount of severance due is a 1x multiple of base salary payable in a single lump sum. In the case of a change in control scenario, Mr. Thakkar is only entitled to severance if following, or in connection with, a change in control Mr. Thakkar’s employment is terminated by CEIX absent “cause” or if Mr. Thakkar resigns due to good reason within a finite period (either ninety days prior to a change in control or within two years thereafter) also payable in a single lump sum. Severance payable in a change in control is equal to a multiple of 1.5x of base salary plus a multiple of 1.5x of incentive pay and provides certain other benefits, including but not limited to continued health care coverage and outplacement assistance.

The purpose of the CIC Agreement is to ensure that CEIX and its affiliates (a) offer a compensation package that is competitive with that offered by other companies with whom CEIX and its affiliates compete for talent (b) retains and relies upon the undivided focus of our senior executives immediately prior to, during and following a change in control, and (c) diminishes the inevitable distraction of our executive officers by virtue of personal uncertainties and risks created by the potential job loss following a change in control. The CIC Agreement also includes “double trigger” change in control provisions, post-termination restrictive covenants relating to confidentiality, non-competition and non-solicitation and relating to equity vesting and requires Mr. Thakkar to sign an appropriate release of claims. The CIC Agreement does not include any gross up feature arising from the excise tax payable on an excess parachute payment.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONSOL COAL RESOURCES LP

By:	CONSOL Coal Resources GP, LLC, its general partner

By:	/s/ Martha A. Wiegand
Martha A. Wiegand
General Counsel and Secretary

Dated: January 3, 2020